Exhibit 16.1

February 27, 2018

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of On the Move Systems Corp., a Nevada corporation (“Registrant”), filed with the U.S. Securities and Exchange Commission on date hereof and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01 of the Form 8-K.

Sincerely,

/s/ Friedman LLP